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                                                                    EXHIBIT 23.3

                     [Letterhead of Lahive & Cockfield LLP]

                                          January 30, 2001

The Board of Directors
PRAECIS PHARMACEUTICALS INCORPORATED
One Hampshire Street

Cambridge, MA 02139-1532

Re:  Registration Statement on Form S-1

Dir Sirs:

    We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus which is a part of PRAECIS PHARMACEUTICALS INCORPORATED's Registration Statement on Form S-1 as initially filed with the Securities and Exchange Commission on January 26, 2001, as amended.

                                          Very truly yours,

                                          LAHIVE & COCKFIELD LLP

                                          /s/ Giulio A. DeConti, Jr.

                                          Giulio A. DeConti, Jr.